UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition Agreements

On January 24, 2011, GMX Resources Inc. (the “Company” or “GMXR”) entered into a lease acquisition agreement with Arkoma Bakken, LLC, Long Properties Trust and Reynolds Drilling Co., Inc. with respect to the acquisition by GMXR of an undivided 87.5% working interest and an 82.5% net revenue interest in approximately 7,613 net acres located in McKenzie and Dunn Counties, North Dakota (with the acquired interest representing 6,661 net acres), all of which represent undeveloped acreage located in the Bakken Formation. The aggregate purchase price for these properties is approximately $31.3 million. The purchase price is payable 33.333% payable in cash and 66.667% payable in GMXR common stock. The stock consideration will be based on a volume weighted average closing price of GMXR common stock on the New York Stock Exchange during the 15 trading days immediately prior to and including the date three trading days prior to the closing date; provided in the event such calculated price is less than $5.50, the price used will be $5.50, and in the event such calculated price is more than $6.50, the price used will be $6.50. Based on stock consideration of $20,895,423, the stock consideration would be between 3,799,168 shares (based on a value of $5.50 per share) and 3,214,681 shares (based on a value of $6.50 per share) of GMXR common stock. The transaction remain subject to customary title diligence and purchase price adjustments for title defects, as well as other diligence, and customary closing conditions. GMXR expects to close the transaction relating to these properties on or prior to March 11, 2011.

GMXR has also entered into a letter of intent with the same parties and one additional seller relating to a second lease acquisition agreement with respect to the acquisition by GMXR of an undivided 87.5% working interest and an 80% net revenue interest in approximately 1,862 net acres in Williams County, North Dakota (with the acquired interest representing 1,629 net acres), all of which represent undeveloped acreage located in the Bakken Formation. The aggregate purchase price for these properties is approximately $7.3 million. The purchase price will be payable 33.333% payable in cash and 66.667% payable in GMXR common stock. The stock consideration will be based on a volume weighted average closing price of GMXR common stock on the New York Stock Exchange during the 15 trading days immediately prior to and including the date three trading days prior to the closing date; provided in the event such calculated price is less than $5.50, the price used will be $5.50, and in the event such calculated price is more than $6.50, the price used will be $6.50. Based on stock consideration of $4,887,328, the stock consideration would be between 888,605 shares (based on a value of $5.50 per share) and 751,897 shares (based on a value of $6.50 per share) of GMXR common stock. The transaction remains subject to execution of a definitive agreement and will be subject to customary title diligence and purchase price adjustments for title defects, as well as other diligence, and customary closing conditions.

At each closing, GMXR will enter into a participation agreement with a joint operating agreement designating GMXR as the operator of the properties. GMXR has also agreed to enter into a registration rights agreement with the sellers at each closing relating to the resale of the shares of common stock received in each of the two transactions. However, these sellers will agree not to sell the shares of common stock received by them for six months following the closing of these transactions.

As permitted by the Securities and Exchange Commission’s rules, GMXR intends to file a copy of each of the abovementioned lease acquisition agreements as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2010.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The information described in Item 1.01 regarding the common stock issuances in connection with the pending acquisitions is hereby incorporated by reference into this Item 3.02. This issuance of common stock to the four accredited investors is being effected pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 7.01. REGULATION FD DISCLOSURE

On January 28, 2011, in connection with the pending acquisitions and the receipt of a letter regarding reserve estimates from MHA Petroleum Consultants, Inc., the Company issued a press release containing certain financial and reserves data for the quarter and year ended December 31, 2010 and expected performance for the quarter and year ended December 31, 2010. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01 OTHER INFORMATION

In connection with pending acquisitions, the Company has entered into a commitment letter with Capital One, National Association to amend and restate its secured revolving credit facility, pursuant to which the initial borrowing base will be $60.0 million and the maturity be extended to January 1, 2013. The amended and restated credit agreement will also amend certain financial covenants contained in the Company’s existing revolving credit facility. The effectiveness of the amendments and the restated credit agreement is conditioned on the successful consummation of certain debt and equity financing transactions, as well as other customary closing conditions.

In connection with the announcement of the pending acquisitions, 2010 year-end estimated oil and gas reserves and financial and operating updates, the Company hereby files and incorporates by reference into this Item 8.01 the December 31, 2010 information set forth in Exhibit 99.2.

The Company is also filing with this Form 8-K the reserve letters of MHA Petroleum Consultants, Inc. and DeGolyer and MacNaughton as Exhibits 99.3 and 99.4, respectively, with respect to estimates of the Company’s proved reserves as of December 31, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

23.1	Consent of MHA Petroleum Consultants, Inc.

23.2	Consent of DeGolyer and McNaughton

99.1	Press Release dated January 28, 2011

99.2	December 31, 2010 Business Description and Updates

99.3	Letter regarding estimated reserves by MHA Petroleum Consultants, Inc., dated January 23, 2011

99.4	Letter regarding estimated reserves by DeGolyer and McNaughton, dated January 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: January 28, 2011	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of MHA Petroleum Consultants, Inc.

23.2	Consent of DeGolyer and McNaughton

99.1	Press Release dated January 28, 2011

99.2	December 31, 2010 Business Description and Updates

99.3	Letter regarding estimated reserves by MHA Petroleum Consultants, Inc., dated January 23, 2011

99.4	Letter regarding estimated reserves by DeGolyer and McNaughton, dated January 17, 2011